NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. to Supply Baker Hughes with Strider Drill String Oscillation System

Measurably expands market reach for SDP's technology

VERNAL, UT, January 28, 2016 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDP” or the “Company”), a provider of drilling products for the oil, natural gas and mining services industries, announced today that it reached an agreement to supply the Company’s Strider Drill String Oscillation System ("Strider") and related services to Baker Hughes, a leading global supplier of oilfield services, products, technology and systems. The Strider utilizes its unique patent-pending design to reduce drill string friction on horizontal wells, resulting in improved rates of penetration and cost savings. Its revolutionary engineering provides a cost effective alternative to conventional downhole vibration tools.

Troy Meier, Chairman and Chief Executive Officer of SDP, commented, “This expanded relationship with Baker Hughes is a testament of the capability of the Strider and provides us an excellent, established sales channel for getting the Strider to market and on more wells, faster. This is a very exciting time for Superior Drilling as we prove out our technologies which enable operators to reduce costs and improve their oil and natural gas well drilling efficiencies.”

He concluded, “We have had extremely positive reaction by customers since the introduction of Strider in the second half of 2015. We expect that rentals of the Strider and our Drill N Ream® can continue to grow, even in this challenging market, as more service companies and operators realize the significant savings realized and efficiencies gained from the productivity enhancements these technologies offer."

Tool shipments associated with the agreement are expected to begin during the first quarter of 2016. The agreement has no set expiration date or minimum shipment requirement. It will remain in force until it is canceled by either SDP or Baker Hughes, as stipulated in the agreement.

Conference Call

The Company will host a brief conference call at 9:00 am ET/8:00 am CT tomorrow, Friday, January 29, to provide investors and analysts the opportunity to ask questions about the agreement.

The conference call can be accessed by calling (201) 689-8470.

A replay of the call will be available for approximately one week. To listen to the archived call, dial (858) 384-5517 and enter replay number 13629645. A transcript of the call will be posted on the SDP website once available.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company. The Company manufactures, repairs, sells and rents drilling tools. SDP manufactures and markets drill string tools, including the patented Drill-N-Ream™ well bore conditioning tool, for the oil, natural gas and mining services industries. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDP operates a state-of-the-art drill tool machining facility manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage its technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while establishing an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies and drill rig operators.

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Superior Drilling Products, Inc. to Supply Baker Hughes with Strider Drill String Oscillation System
January 28, 2016

Additional information about the Company can be found at its website: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions, 15 U.S.C. § 78u-5, of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan", and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the current beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the Company in this news release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information, contact investor relations:
Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com

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